UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
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FORM 8-K
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CURRENT REPORT PURSUANT TO
SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): January 3, 2019
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VICI Properties Inc.
(Exact Name of Registrant as Specified in its Charter)
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Maryland	001-38372	81-4177147
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
430 Park Avenue, 8th Floor
New York, New York 10022
(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (646) 949-4631
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☐	Emerging growth company
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

Interest Rate Swap Transactions under Credit Facility.

On January 3, 2019 VICI Properties 1 LLC (“VICI PropCo”), a subsidiary of VICI Properties Inc. (the “Company”), entered into interest rate swap transactions with Citibank, N.A. and J. Aron & Company LLC, having an aggregate notional amount of $500,000,000. These interest rate swap transactions each have an effective date of January 22, 2019 and a termination date of January 22, 2021, and were each confirmed under an existing ISDA Master Agreement including the Schedule thereto and related documentation containing customary representations, warranties and covenants. These interest rate swap transactions are intended to be cash flow hedges that effectively fix for two years, at a blended rate of 2.38%, the LIBOR component of the interest rate on $500,000,000 of the outstanding debt under VICI PropCo’s existing credit facility, and supplement the previous interest rate swap transactions entered into on April 24, 2018 by VICI PropCo, which, together with the interest rate swap transactions described herein, represent an aggregate notional amount of $2,000,000,000. Subsequent to the effectiveness and for the duration of the interest rate swap transactions described herein, the Company is only subject to interest rate risk on $100,000,000 of variable rate debt. The Company may, subject to certain limitations, modify or terminate any of the foregoing interest rate swap transactions or enter into additional swap transactions in the future from time to time.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VICI PROPERTIES INC.
Date: January 4, 2019	By:	/s/ DAVID A. KIESKE
David A. Kieske
Executive Vice President and Chief Financial Officer